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                                                                    EXHIBIT 23.2
                                                                    ------------


         CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Incyte Genomics, Inc. of our report dated January 19, 2001, except as to Note 8 which is as of February 5, 2001, relating to the financial statements of diaDexus Inc., which appears in Incyte Genomics, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.


/s/ PricewaterhouseCoopers LLP


San Jose, California
August 14, 2001